CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01	7,000,000	$43.67	$305,690,000	$33,350.78

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on March 31, 2021.

(2) Calculated pursuant to Rule 457(r) under the Securities Act. The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.

File pursuant to Rule 424(b)(2)

Registration No. 333-217491

PROSPECTUS SUPPLEMENT

(To prospectus dated March 3, 2020)

7,000,000 Shares

UDR, Inc.

Common Stock

We are offering 7,000,000 shares of our common stock, par value $0.01 per share. We entered into a forward sale agreement with each of J.P. Morgan Securities LLC or its affiliate, and Wells Fargo Securities, LLC or its affiliate, which we refer to in this capacity as the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters an aggregate of 7,000,000 shares of our common stock that will be delivered in this offering.

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates in this offering. We expect to physically settle the forward sale agreements, which would involve the issuance and delivery by us of shares of our common stock against payment by the forward purchasers for those shares on one or more forward settlement dates, which we expect to occur no later than March 29, 2022. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant forward purchaser in certain circumstances. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements.”

If any forward purchaser or its affiliate does not sell on the anticipated closing date of this offering all of the shares of our common stock to be sold by it to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate did not sell and the number of shares underlying the relevant forward sale agreement will be decreased in respect of the number of shares that we issue and sell.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “UDR.” On March 29, 2021, the last sale price of the shares on the NYSE was $44.41 per share.

Investing in our common stock involves certain risks. You should carefully consider the risks described in the section entitled “Risk Factors” on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and the risks set forth under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, incorporated by reference herein.

We expect to receive net proceeds from the sale of the shares of our common stock, before fees and estimated expenses, of $304,570,000 upon full physical settlement of the forward sale agreements, which we expect to occur no later than March 29, 2022. The forward sale price is subject to adjustment pursuant to the terms of each of the forward sale agreements, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under any forward sale agreement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about April 5, 2021.

J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is March 30, 2021

Table of Contents

Prospectus Supplement

Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, the information in this prospectus supplement shall control.

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or behalf of us or to which we have referred you. We have not, and the underwriters and the forward purchasers (and their affiliates) have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters and the forward purchasers (and their affiliates) are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of those documents or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement to “UDR,” “we,” “us,” “our” or “the Company” are to UDR, Inc. References in this prospectus supplement to “UDR LP” or “the Operating Partnership” are to United Dominion Realty, L.P. References in this prospectus supplement to “the DownREIT Partnership” are to UDR Lighthouse DownREIT L.P.

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STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy, rental expense growth and expected or potential impacts of the novel coronavirus disease (“COVID-19”) pandemic. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning the availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income, and other risk factors discussed in documents that we file with the SEC from time to time, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Although we believe that the assumptions underlying the forward-looking statements contained or incorporated by reference herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included or incorporated by reference herein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference herein, the inclusion or incorporation by reference of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

●	the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects;
●	general economic conditions;
●	unfavorable changes in apartment market and economic conditions that could adversely affect occupancy levels and rental rates, including as a result of COVID-19;
●	the failure of acquisitions to achieve anticipated results;
●	possible difficulty in selling apartment communities;
●	competitive factors that may limit our ability to lease apartment homes or increase or maintain rents;
●	insufficient cash flow that could affect our debt financing and create refinancing risk;
●	failure to generate sufficient revenue, which could impair our debt service payments and distributions to stockholders;
●	development and construction risks that may impact our profitability;
●	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us;
●	risks from climate change that impacts our properties or operations;
●	risks from extraordinary losses for which we may not have insurance or adequate reserves;
●	risks from cybersecurity breaches of our information technology systems and the information technology systems of our third party vendors and other third parties;

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●	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage;
●	delays in completing developments and lease-ups on schedule;
●	our failure to succeed in new markets;
●	risks that third parties who have an interest in or are otherwise involved in projects in which we have an interest, including mezzanine borrowers, joint venture partners or other investors, do not perform as expected;
●	changing interest rates, which could increase interest costs and affect the market price of our securities;
●	potential liability for environmental contamination, which could result in substantial costs to us;
●	the imposition of federal taxes if we fail to qualify as a REIT under the Code in any taxable year;
●	our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on our stock price; and
●	changes in real estate laws, tax laws, rent control or stabilization laws or other laws affecting our business.

Please also refer to the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and the other information that we file with the SEC from time to time and incorporate by reference herein for further information on these and other risks affecting us. See “Where You Can Find More Information.”

Forward-looking statements and such risks, uncertainties and other factors speak only as of the date they are made, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained or incorporated by reference herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. Before investing in our common stock, you should read carefully this entire prospectus supplement and the accompanying prospectus including the risks set forth under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement, and the risks set forth under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K, which are incorporated by reference herein and in the accompanying prospectus, as the same may be updated from time to time by filings under the Exchange Act that we incorporate by reference herein and in the accompanying prospectus.

Our Company

We are a self-administered real estate investment trust, or REIT, that owns, operates, acquires, renovates, develops, redevelops, disposes of, and manages multifamily apartment communities generally located in high barrier-to-entry markets throughout the United States. The high barrier-to-entry markets are characterized by limited land for new construction, difficult and lengthy entitlement processes, low single-family home affordability and strong employment growth potential. At December 31, 2020, our consolidated real estate portfolio consisted of 149 communities located in 21 markets, consisting of 48,283 completed apartment homes, which are held directly or through our subsidiaries, including the Operating Partnership and the DownREIT Partnership, and consolidated joint ventures. In addition, we have an ownership interest in 5,295 completed or to-be-completed apartment homes through unconsolidated joint ventures or partnerships, including 2,165 apartment homes owned by entities in which we hold preferred equity investments. At December 31, 2020, we were developing five wholly-owned communities totaling 1,378 homes, 202 of which have been completed.

We have elected to be taxed as a REIT under the applicable provisions of the Code. To continue to qualify as a REIT under the Code, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gain) to our stockholders. As a REIT, we generally will not be subject to U.S. federal income taxes on our REIT taxable income to the extent we distribute such income to our stockholders.

We were formed in 1972 as a Virginia corporation and reincorporated in the State of Maryland in June 2003. The Operating Partnership was formed in 2004 as a Delaware limited partnership, and is the successor-in-interest to United Dominion Realty, L.P., a limited partnership formed under the laws of Virginia, which commenced operations in 1995.

Additional information regarding UDR and the Operating Partnership is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, as described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Recent Developments

We are under contract to purchase a 636 apartment home community in Farmers Branch, Texas for a purchase price of $110 million.  In addition, we are under contract to purchase a land site in Tampa, Florida for $6.4 million. The transactions are expected to close in April 2021, subject to the satisfaction of closing conditions.

In addition, during the first quarter of 2021, we entered into forward sales agreements under our “at-the-market” offering program for a total of 2,280,177 shares of our common stock. Upon settlement, we expect to receive approximately $101 million in gross proceeds, subject to certain adjustments.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our common stock, see “Description of Common Stock” on page S-9 of this prospectus supplement and “Description of Capital Stock” beginning on page 4 of the accompanying prospectus.

Issuer ………………………………...…..	UDR, Inc.

Shares offered by the forward purchasers or their affiliates ……………………....……	7,000,000 shares of our common stock, par value $0.01 per share(1)(2)

Common stock to be outstanding immediately after the completion of this offering ................	296,815,110 shares (1)(3)
Common stock to be outstanding after the settlement of the forward sale agreements assuming full physical settlement……................	303,815,110 shares(1)(3)
Accounting treatment of the transaction ……...

Before any issuance of shares of our common stock upon physical settlement of any forward sale agreements, such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical settlement or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share forward sale price, which is initially $43.51 (which is the price at which the underwriters agree to buy the shares of our common stock offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in the forward sale agreements on each of certain dates specified in the forward sale agreements. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.

Conflicts of interest…………………....…….

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers or their affiliates selling our common stock to the underwriters) will be paid to the forward purchasers or their affiliates. See “Use of Proceeds.” As a result, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their affiliates will receive more than 5% of the net proceeds from this offering, not including the underwriting discount.

In the event the pending acquisitions described in “Prospectus Supplement Summary—Recent Developments” above are not consummated and we elect to physically settle the forward sale agreements, we expect to use the net proceeds from such settlements for working capital and general corporate purposes, which may include the repayment of outstanding indebtedness under our commercial paper program, unsecured revolving credit facility and working capital credit facility, if any. See “Use of Proceeds.”

Certain of the underwriters or their affiliates may hold positions in our commercial paper. Furthermore, certain of the underwriters or their affiliates are lenders under our unsecured revolving credit facility and our working capital credit facility. Accordingly, those underwriters or affiliates may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).

Use of proceeds …………………....…….

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates.

Assuming full physical settlement of the forward sale agreements at an initial forward sale price of $43.51 per share, we expect to receive net proceeds of approximately $304,370,000 (after deducting fees and estimated expenses related to the forward sale agreements and this offering). The initial forward sale price will be subject to certain adjustments pursuant to the forward sale agreements. We expect to settle the forward sale agreements no later than March 29, 2022.

We intend to use the net proceeds from this offering for planned acquisitions and other investments, including the acquisitions described above under “Prospectus Supplement Summary—Recent Developments,” our existing development and Developer Capital Program pipeline, working capital and general corporate purposes, which may include the repayment of outstanding indebtedness under our commercial paper program, unsecured revolving credit facility and working capital credit facility, if any. General corporate purposes also may include the repayment of other indebtedness and selective development, redevelopment or acquisition of properties. Pending the application of such net proceeds, we may invest such net proceeds in interest-bearing accounts and short-term marketable securities. See “Use of Proceeds.”

Risk factors ………………....……………

You should read carefully the risks set forth under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and the risks set forth under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and the other information that we file with the SEC from time to time and incorporate by reference herein for certain considerations relevant to an investment in our common stock.

NYSE symbol ……………………....……	UDR

Transfer agent and registrar ………....…...	EQ Shareowner Services

(1) Does not include (i) 27,693,748 shares of common stock issuable upon the redemption of outstanding partnership units in the Operating Partnership and the DownREIT Partnership, (ii) 2,918,127 shares of common stock issuable upon the conversion of outstanding preferred stock and (iii) 2,280,177 shares of common stock subject to forward sales agreements under our “at-the-market” offering program.

(2) The forward purchasers have advised us that they or their affiliates intend to acquire shares of common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of common stock, if any, under the forward sale agreements until final physical or net share settlement of the forward sale agreements, which we expect to occur no later than March 29, 2022. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

(3) The number of shares of common stock to be outstanding after the physical settlement of the forward sale agreements is based on 296,815,110 shares of common stock outstanding as of March 30, 2021.

(4) The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreements, and any net proceeds to us are subject to settlement of the forward sale agreements.

RISK FACTORS

An investment in our common stock is subject to risk. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in our common stock, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and the other information that we file with the SEC from time to time and incorporate by reference herein, as such risks may be amended, updated or modified periodically in our reports filed with the SEC, as well as the other information included in and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering

The market value of our common stock could be substantially affected by various factors. Market volatility may adversely affect the market price of our common stock. As with other publicly traded securities, the share price of our common stock depends on many factors, which may change from time to time, including:

●	the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects;
●	the market for similar securities issued by REITs;
●	changes in estimates by analysts;
●	our ability to meet analysts’ estimates;
●	prevailing interest rates;
●	general economic and financial market conditions; and
●	our financial condition, performance and prospects.

Many of these factors are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or our prospects.

Our issuance of additional capital stock or debt securities, whether or not convertible, may reduce the market price for shares of our common stock and dilute the ownership interests of existing stockholders. We cannot predict the effect, if any, that future sales of our capital stock or debt securities, including sales pursuant to our at-the-market equity offering program, or the availability of our securities for future sale, will have on the market price of shares of our common stock. Sales of substantial amounts of our common stock or preferred stock, or debt securities convertible into or exercisable or exchangeable for common stock in the public market, or the perception that such sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. The issuance of any additional shares of our common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock, including purchasers of common stock in this offering.

In addition, we may issue additional capital stock in the future to raise capital or as a result of the following:

●	the issuance and exercise of options to purchase our common stock;
●	the issuance of shares pursuant to our dividend reinvestment plan; and
●	the issuance of debt securities exchangeable for our common stock.

Risks Related to the Forward Sale Agreements

Provisions contained in the forward sale agreements could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations. If any forward purchaser or its affiliate does not sell all the shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement (including because insufficient shares of our common stock were made available by securities lenders for borrowing at a stock loan cost below a specified threshold), we will issue and sell directly to the underwriters the number of shares of our common stock not sold by the relevant forward purchaser or its affiliate and, under such circumstances, the number of shares of our common stock underlying the relevant forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available prior to closing.

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by such forward purchaser if:

●	in such forward purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock borrow cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

●	we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend or is payable in (a) cash in excess of specified amounts, (b) securities of another company as a result of a spin-off or similar transaction, or (c) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

●	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

●	an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common stock) or the occurrence of a change in law; or

●	certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. A forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

●	return shares of our common stock to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

●	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of shares of our common stock in connection with a forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock that such forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on certain specified amounts during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day a forward agreement is outstanding, the interest rate factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was less than the spread. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of shares of our common stock. If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, the forward sale agreements will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the applicable forward purchaser any shares of our common stock not previously delivered, and such forward purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which such forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment regarding cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements. In the event that we elect to settle any forward sale agreement for cash and the settlement price is different than the applicable forward sale price, we will either receive a cash payment from or make a cash payment to the relevant forward purchaser. Under Section 1032 of the Code, generally, no gain or loss is recognized by a corporation in dealing in its own stock, including pursuant to a “securities futures contract.” Although we believe that any amount received by us in exchange for our common stock would qualify for the exemption under Section 1032 of the Code, it is unclear whether a cash settlement of the forward sale agreement would also qualify for such exemption. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In the event that we are required to make a significant payment in cash to settle a forward agreement, we might not be able to satisfy the distribution requirements applicable to REITs under the Code, absent additional debt or equity financing. While we would not anticipate electing the cash settlement option under any forward sale agreement, such a cash settlement election could result in our failure to satisfy the REIT income tests or distribution requirements. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

We have in the past entered, and may in the future enter, into forward sale transactions that subject us to risks similar to those described above. We have previously entered into forward sale agreements, and may in the future enter into additional forward sale agreements that are not a part of this offering. As of March 30, 2021, we remained obligated to issue (subject to our right to elect cash settlement or net share settlement) a total of 2,280,177 shares of our common stock pursuant to existing forward sale agreements which subject us to risks that are substantially similar to the risks described above in this section.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates.

Assuming full physical settlement of the forward sale agreements at an initial forward sale price of $43.51 per share, we expect to receive net proceeds of approximately $304,370,000 (after deducting fees and estimated expenses related to the forward sale agreements and this offering) The initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day a forward agreement is outstanding, the interest rate factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was less than the spread. We expect to settle the forward sale agreements no later than March 29, 2022.

If we elect to cash settle the forward sale agreements, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any proceeds from the forward purchasers.

We intend to use the net proceeds from this offering for planned acquisitions and other investments, including the acquisitions described above under “Prospectus Supplement Summary—Recent Developments,” our existing development and Developer Capital Program pipeline, working capital and general corporate purposes, which may include the repayment of outstanding indebtedness under our commercial paper program, unsecured revolving credit facility and working capital credit facility, if any. General corporate purposes also may include the repayment of other indebtedness and selective development, redevelopment or acquisition of properties. Pending the application of such net proceeds, we may invest such net proceeds in interest-bearing accounts and short-term marketable securities.

As of December 31, 2020, the interest rates for borrowings under our commercial paper program and working capital credit facility were 0.27% and 0.97%, respectively. Based on our current credit rating, our unsecured revolving credit facility has an interest rate equal to LIBOR plus a margin of 82.5 basis points but no amounts were outstanding as of December 31, 2020. Our unsecured revolving credit facility has a scheduled maturity date of January 31, 2023, with two six-month extension options, subject to certain conditions. Our working capital credit facility has a scheduled maturity date of January 14, 2022.

Certain of the underwriters or their affiliates may hold positions in our commercial paper. Furthermore, certain of the underwriters or their affiliates are lenders under our unsecured revolving credit facility and our working capital credit facility. Accordingly, those underwriters or affiliates may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).” All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers or their affiliates selling our common stock to the underwriters) will be paid to the forward purchasers or their affiliates. As a result, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their affiliates will receive more than 5% of the net proceeds from this offering, not including the underwriting discount.

Before any issuance of shares of our common stock upon physical settlement of any forward sale agreements, such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

DESCRIPTION OF COMMON STOCK

A summary of some of the important terms of our common stock is set forth on page 4 in the accompanying prospectus under the heading “Description of Capital Stock.” You should review our amended and restated charter and amended and restated bylaws for a more complete description of our common stock. As of March 30, 2021, there were 296,815,110 shares of our common stock issued and outstanding, which does not include (i) 27,693,748 shares of common stock issuable upon the redemption of outstanding partnership units in the Operating Partnership and the DownREIT Partnership, (ii) 2,918,127 shares of common stock issuable upon the conversion of outstanding preferred stock and (iii) 2,280,177 shares of common stock subject to forward sales agreements under our “at-the-market” offering program. Our common stock is traded on the NYSE under the symbol “UDR.”

UNDERWRITING (CONFLICTS OF INTEREST)

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement, among us, the forward purchaser, its affiliate and the underwriters, the forward purchaser or its affiliate has agreed to sell to the underwriters, and each of the underwriters named below have agreed, severally and not jointly, to purchase the number of shares set forth opposite such underwriter's name below.

Underwriter	Number of Shares
J.P. Morgan Securities LLC	3,500,000
Wells Fargo Securities, LLC	3,500,000
Total	7,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed severally and jointly, to purchase all of the shares sold under the underwriting agreement if any of our common stock is purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters, the forward purchaser and its affiliate against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters, are purchasing the shares of common stock from us at $43.51 per share (representing approximately $304,570,000 aggregate proceeds to us, before we deduct our out-of-pocket expenses of approximately $200,000). The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The expenses of the offering are estimated at $200,000 and are payable by us.

No Sales of Similar Securities

We have agreed for a period ending 30 days after the date of the underwriting agreement, with certain exceptions, not to (i) offer, pledge, sell, contract to sell, solicit offers to purchase, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity with our company or any of our affiliates), directly or indirectly, or announce the offering of any shares of any class of our common stock or any securities convertible into, or exercisable or exchangeable for shares of any class of our common stock (whether such shares or any such securities are now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of any class of our capital stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of any class of our capital stock or such other securities, in cash or otherwise, without the prior written consent of the underwriters.

New York Stock Exchange Listing

Our shares are listed on the NYSE under the symbol “UDR.”

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Certain of the underwriters or their affiliates may hold positions in our commercial paper. Furthermore, certain of the underwriters or their affiliates are lenders under our unsecured revolving credit facility and our working capital credit facility. Accordingly, those underwriters or affiliates may receive a portion of the net proceeds from this offering.

Forward Sale Agreements

We expect to enter into a forward sale agreement with each of the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their affiliates are borrowing from third parties and selling to the underwriters an aggregate of 7,000,000 shares of our common stock that will be delivered in this offering. If any forward purchaser or its affiliate does not sell on the anticipated closing date of this offering all of the shares of our common stock to be sold by it to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate did not sell, and the number of shares underlying the relevant forward sale agreement will be decreased in respect of the number of shares that we issue and sell.

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates. We expect to physically settle the forward sale agreements, which would involve the issuance and delivery by us of shares of our common stock against payment by the forward purchasers for those shares on one or more forward settlement dates, which we expect to occur no later than March 29, 2022. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant forward purchaser in certain circumstances.

On a settlement date, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser under the forward sale agreement at the applicable forward sale price. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on certain specified amounts during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day a forward agreement is outstanding, the interest rate factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was less than the spread. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference.

Before any issuance of shares of our common stock upon physical settlement of any forward sale agreements, such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, prior to physical settlement or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share forward sale price, which is initially $43.51 (which is the price at which the underwrites agree to buy the shares of our common stock offered hereby), subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in the forward sale agreements on each of certain dates specified in the forward sale agreements. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.

Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. A forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

●	return shares of our common stock to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

●	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of shares of our common stock in connection with a forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock that such forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by such forward purchaser if:

●	in such forward purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock borrow cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

●	we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend or is payable in (a) cash in excess of specified amounts, (b) securities of another company as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

●	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

●	an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common stock) or the occurrence of a change in law; or

●	certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

Selling Restrictions

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (‘‘FINMA’’) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (‘‘CISA’’), and accordingly the shares being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to ‘‘qualified investors,’’ as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (‘‘CISO’’), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement, the accompanying prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom they have been handed out in connection with the offer described herein. They may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated shares market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus do not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) of Australia, or the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of shares of our common stock may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

Shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of twelve months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Canada

Shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. Shares of our common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid or subject to restrictions on their resale. Prospective purchasers of shares of our common stock offered should conduct their own due diligence on shares of our common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been, and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, by the Monetary Authority of Singapore, and the offer of shares of our common stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our common stock may not be circulated or distributed, nor may shares of our common stock be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor as defined in Section 4A of the SFA, or an Institutional Investor, pursuant to Section 274 of the SFA, (2) to an accredited investor as defined in Section 4A of the SFA, or an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA, or a Relevant Person, and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Class of Investors) Regulations 2018, or (3) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where shares of our common stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(1)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(2)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities and securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within 6 months after that corporation or that trust has subscribed for or acquired shares of our common stock except:

(1)

to an Institutional Investor, or an Accredited Investor, or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Notice to prospective investors in the United Kingdom

In the United Kingdom ("UK"), no offer of shares of our common stock which are the subject of this offering have been, or will be, made to the public prior to the publication of a prospectus in relation to shares of our common stock that has been approved by the Financial Conduct Authority (all in accordance with the UK Prospectus Regulation (as defined below)), other than under the following exemptions under the UK Prospectus Regulation:

A. to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

C. in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of shares of our common stock referred to in (a) to (c) above shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA, or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the UK this prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation. This prospectus supplement has been prepared on the basis that any offer of our common stock in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of common stock. Accordingly any person making or intending to make an offer in the UK of our common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor any underwriter have authorised, nor do they authorise, the making of any offer of common stock in circumstances in which an obligation arises for us or any underwriter to publish or supplement a prospectus for such offer.

Each person located in the United Kingdom to whom any offer of shares of our common stock is made or who receives any communication in respect of any offer of shares of our common stock, or who initially acquires any shares of our common stock will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriters and us that (1) it is a “qualified investor” within the meaning provided in Article 2(e) of the UK Prospectus Regulation; and (2) in the case of any shares of our common stock acquired by it as a financial intermediary as that term is used in Article 5 of the UK Prospectus Regulation, shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the United Kingdom other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where shares of our common stock have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of those shares of our common stock to it is not treated under the UK Prospectus Regulation as having been made to such persons.

We, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

For the purposes of this provision, the expression an “offer of our common shares . . .to the public” in relation to any offer of shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for shares of our common stock. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

The communication of this prospectus supplement and any other document or materials relating to the issue of the common shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the common shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Hong Kong

The shares of our common stock may not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap.32) of Hong Kong (the “C(WUMP)O”) or that do not constitute an offer to the public within the meaning of the C(WUMP)O; no advertisement, invitation or document relating to the shares has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at www.udr.com. The information on, or accessible through, our website is not part of this prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-236846) covering the shares of common stock offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference herein is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. The following documents filed with the SEC are incorporated by reference in this prospectus supplement and the accompanying prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

●	Annual Report of UDR, Inc. on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 19, 2021;

●	Annual Report of United Dominion Realty, L.P. on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 19, 2021;

●	Current Reports of UDR, Inc. on Form 8-K filed with the SEC on February 11, 2021, and February 26, 2021;

●	Definitive Proxy Statement of UDR, Inc. dated April 2, 2020, filed with the SEC on April 2, 2020, in connection with UDR, Inc.’s 2020 Annual Meeting of Stockholders; and

●	Description of the capital stock of UDR, Inc. contained in the Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005, including any amendments or reports filed with the SEC for the purpose of updating such description.

All other documents and reports we file after the date of this prospectus supplement and prior to completion of all offerings of the particular securities covered by this prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (with the exception of information that is deemed “furnished” rather than “filed,” which information shall not be deemed incorporated by reference herein).

As explained above in “Where You Can Find More Information,” these incorporated documents (as well as other documents filed by us under the Exchange Act) are available at the SEC and may be accessed in a number of ways, including online via the internet.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompany prospectus are delivered, a copy of any of the documents referred to above by written or oral request to:

UDR, Inc.

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

Attention: Investor Relations

Telephone: (720) 283-6120

We maintain a web site at www.udr.com. The information on our website is not considered a part of, or incorporated by reference in, this prospectus supplement, the accompanying prospectus, or any other document we file with or furnish to the SEC.

LEGAL MATTERS

The validity of the common stock offered hereby and certain U.S. federal income tax matters will be passed upon for us by Morrison & Foerster LLP and certain U.S. federal income tax matters will be passed upon for us by Kutak Rock LLP. Certain legal matters will be passed upon for the underwriters and the forward purchasers by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of UDR, Inc. and United Dominion Realty, L.P. appearing in UDR, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 including schedules appearing therein, and the effectiveness of UDR, Inc.’s internal controls over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents field with the SEC) given on the authority of such firm as experts in accounting and auditing.

Prospectus

UDR, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Guarantees of Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

We may from time to time offer to sell together or separately in one or more offerings:

●	common stock;
●	preferred stock;
●	preferred stock represented by depositary shares;
●	debt securities, which may be senior, subordinated or junior subordinated, convertible or non-convertible and guaranteed by certain of our subsidiaries, including United Dominion Realty, L.P.;
●	warrants to purchase common stock, preferred stock, depositary shares or debt securities;
●	subscription rights to purchase common stock, preferred stock, depositary shares, debt securities or other securities;
●	purchase contracts; and
●	purchase units.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “UDR.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “UDR,” the “Company,” “we,” “us” and “our” to refer to UDR, Inc., and the term “Operating Partnership” to refer to United Dominion Realty, L.P.

OUR COMPANY

UDR is a self-administered real estate investment trust (“REIT”) that owns, operates, acquires, renovates, develops, redevelops, disposes of, and manages multifamily apartment communities generally located in high barrier-to-entry markets throughout the United States. The high barrier-to-entry markets are characterized by limited land for new construction, difficult and lengthy entitlement processes, low single-family home affordability and strong employment growth potential.

The Operating Partnership owns, operates, acquires, renovates, develops, redevelops, disposes of, and manages multifamily apartment communities generally located in high barrier-to-entry markets located throughout the United States. UDR conducts a substantial amount of its business and holds a substantial amount of its assets through the Operating Partnership, and, by virtue of its ownership of a substantial majority of the limited partnership interests (“OP Units”) of the Operating Partnership and being the Operating Partnership’s sole general partner, UDR has the ability to control all of the day to day operations of the Operating Partnership.

UDR has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). To continue to qualify as a REIT, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gains) to our stockholders annually. As a REIT, we generally will not be subject to U.S. federal income taxes at the corporate level on our net income to the extent we distribute such net income to our stockholders annually.

UDR was formed in 1972 as a Virginia corporation. In June 2003, we changed our state of incorporation from Virginia to Maryland. The Operating Partnership is the successor-in-interest to United Dominion Realty, L.P., a limited partnership formed under the laws of Virginia, which commenced operations in 1995. The Operating Partnership was redomiciled in 2004 as a Delaware limited partnership. Our corporate offices are located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129 and our telephone number at that address is (720) 283-6120. Our website is www.udr.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

Additional information regarding UDR and the Operating Partnership is set forth in documents on file with the SEC and incorporated by reference in this prospectus and any accompanying prospectus supplement, as described in the section of this prospectus entitled “Where You Can Find More Information.”

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See the section of this prospectus entitled “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, funding improvements to properties, and acquiring and developing additional properties. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, 50,000,000 shares of preferred stock, without par value, and 300,000,000 shares of excess stock, par value $0.01 per share. As of December 31, 2019, 294,588,305 shares of our common stock were issued and outstanding and 26,641,828 shares of our common stock were reserved for issuance upon exercise of outstanding stock options, convertible notes and convertible preferred stock and redemption of units in the Operating Partnership and UDR Lighthouse DownREIT L.P. (the “DownREIT Partnership”) exchangeable for our common stock. We currently have two designated series of preferred stock that are outstanding or could be issued. We have designated 2,803,812 shares as Series E Cumulative Convertible Preferred Stock (“Series E Preferred Stock”), of which 2,780,994 shares were outstanding as of December 31, 2019. We have designated 20,000,000 shares as Series F Preferred Stock (“Series F Preferred Stock”), of which 14,691,274 shares were outstanding as of December 31, 2019.

The following is a description of our capital stock and certain provisions of our charter, bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our charter and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.

Voting Rights. Holders of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote and do not have cumulative voting rights. In any uncontested election of directors, directors will be elected by a majority of total votes cast for and against such director nominees. In any contested election, directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on the election.

Dividends. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Restrictions on Ownership and Transfer. Our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. These restrictions include but are not limited to the following:

●	no person may beneficially own or constructively own shares of our outstanding “equity stock” (defined as stock that is either common stock or preferred stock) with a value in excess of 9.9% of the value of all outstanding equity stock unless our board of directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock;

●	any transfer that, if effective, would result in any person beneficially owning or constructively owning equity stock with a value in excess of 9.9% of the value of all outstanding equity stock (or such higher value not to exceed 13% as determined pursuant to an exemption from our board of directors) shall be void as to the transfer of that number of shares of equity stock which would otherwise be beneficially owned or constructively owned by such person in excess of such ownership limit; and the intended transferee shall acquire no rights in such excess shares of equity stock;

●	except as provided in the charter, any transfer that, if effective, would result in the equity stock being beneficially owned by fewer than 100 persons shall be void as to the transfer of that number of shares which would be otherwise beneficially owned or constructively owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of equity stock; and

●	any transfer of shares of equity stock that, if effective, would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code shall be void as to the transfer of that number of shares of equity stock which would cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; and the intended transferee shall acquire no rights in such excess shares of equity stock.

Listing. Our common stock is listed on the NYSE under the symbol “UDR.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

Preferred Stock

Under our charter we are authorized to issue up to 50,000,000 shares of preferred stock, without par value, in one or more series. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions. We currently have two designated series of Preferred Stock that are outstanding or could be issued. We have designated 2,803,812 shares as Series E Preferred Stock, of which 2,780,994 shares were outstanding as of December 31, 2019. We have designated 20,000,000 shares as Series F Preferred Stock, of which 14,691,274 shares were outstanding as of December 31, 2019.

Series E Preferred Stock

Ranking. The Series E Preferred Stock ranks pari passu with any of our other capital stock designated as ranking on parity with the Series E Preferred Stock (“Parity Stock”), with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, and senior to our common stock, the Series F Preferred Stock and any other class of our capital stock now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series E Preferred Stock or any Parity Stock (collectively, “Junior Stock”). While any shares of Series E Preferred Stock are outstanding, we may not authorize or create any class or series of capital stock that ranks senior to the Series E Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the consent of the holders of a majority of the outstanding Series E Preferred Stock.

Dividends. Holders of the Series E Preferred Stock are entitled to receive, out of funds legally available for payment, cumulative preferential cash dividends at an annual rate of 8% of the liquidation preference (equivalent to $1.3288 per share of Series E Preferred Stock), until such time as the dividend on the common stock is equal to or exceeds this amount for four consecutive calendar quarters, at which time the dividends will adjust to match the dividend on the common stock. Dividends on each share of Series E Preferred Stock accrue and are cumulative from and including the date of original issue and are paid quarterly in arrears on the last day, or the next business day, of January, April, July and October, commencing July 31, 2003. Dividends on each share of Series E Preferred Stock are cumulative to the extent not declared and paid in full whether or not there exists funds legally available for the payment of such dividends or such dividends have been authorized. Accumulations of dividends on the Series E Preferred Stock do not bear interest and holders of the Series E Preferred Stock are not entitled to any dividends in excess of full cumulative dividends. Dividends payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of 12 30-day months. Dividends payable on the Series E Preferred Stock for each full dividend period are computed by dividing the annual dividend rate by four.

Until such time as the dividend on the common stock is equal to or exceeds $1.3288 per share per annum for four consecutive calendar quarters, no dividend (other than in Junior Stock) will be declared or paid on any Junior Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series E Preferred Stock for all prior dividend periods, nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for redemption of any shares of Junior Stock or Parity Stock) (except by conversion into or exchange for other Junior Stock or Parity Stock).

We may not declare, pay or set apart funds for the payment of any dividend on share of Series E Preferred Stock at such time as the terms and provisions of any agreement to which we are bound, including any agreement relating to out indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach or a default under such an agreement, or if such declaration or payment is restricted or prohibited by law.

Liquidation Preference. The holders of Series E Preferred Stock are entitled to receive in the event of any liquidation, dissolution or winding up of UDR, whether voluntary or involuntary, $16.61 per share of Series E Preferred Stock, which we refer to in this prospectus as the “Series E Liquidation Preference,” plus an amount per share of Series E Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of UDR, the Series E Liquidation Preference and any amounts payable as a liquidation preference to other shares of Parity Stock are not paid in full, the holders of the shares of the Series E Preferred Stock and any such Parity Stock will share ratably in the distribution of our assets in proportion to the full respective liquidation preferences to which they are entitled.

Voting Rights. The holders of our outstanding Series E Preferred Stock are entitled to vote on an “as converted” (one-for-one) basis as a single class in combination with the holders of our common stock at any meeting of stockholders for the election of directors or for any other purpose on which holders of our common stock are entitled to vote.

Conversion Rights. Each share of the Series E Preferred Stock is convertible into 1.083 shares of common stock, subject to adjustment for (a) capital reorganization or reclassification, (b) a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the outstanding shares of our common stock or sale of all or substantially all of our assets or (c) a dividend or other distribution payable in securities issued by us. No fractional shares will be issued upon conversion of the Series E Preferred Stock. In lieu of issuing fractional shares that would otherwise be deliverable upon the conversion of one share of Series E Preferred Stock, we will pay to the holder of such share an amount in cash equal to such fraction multiplied by the closing sale price on the trading day immediately preceding the date of conversion.

If after the original date of issue we make or issue, or fix a record date for the holders of our common stock entitled to receive, a dividend or other distribution payable in securities issued by us, then and in each event, we shall make such provision so that each holder of Series E Preferred Stock will be entitled to receive, upon conversion of the Series E Preferred Stock, in addition to the shares of our common stock receivable upon conversion, such number of such securities as such holder would have received if the holder had converted the Series E Preferred Stock immediately prior to the date of such event and had continued to hold such securities until the conversion date.

In connection with a special dividend (declared on November 5, 2008), we reserved for issuance upon conversion of the Series E Preferred stock additional shares of common stock which a holder of the Series E Preferred Stock would have received if the holder had converted the Series E Preferred Stock immediately prior to the record date for this special dividend.

Listing. The Series E Preferred Stock is not listed on any exchange.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent. The transfer agent, registrar, dividend disbursing agent and redemption agent for the Series E Preferred Stock is EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

Series F Preferred Stock

Existing holders of OP Units in the Operating Partnership and units of limited partnership interest in the DownREIT Partnership (“DownREIT Units”) may purchase one share of Series F Preferred Stock for each OP Unit or DownREIT Unit, as applicable, that they hold, at a purchase price of $0.0001 per share.

No Dividends or Liquidation Rights. The Series F Preferred Stock is not entitled to receive dividends or otherwise participate in our earnings or assets. Upon a voluntary or involuntary dissolution, liquidation or winding up, the holders of shares of the Series F Preferred Stock then outstanding will not be entitled to receive or be paid out of the assets of the corporation legally available for distribution to its stockholders. The holders of the Series F Preferred Stock as such will have no right or claim to any of our assets.

Voting Rights. Except as otherwise required by law or provided in our charter, and subject to the express terms of any other series of preferred stock, each share of Series F Preferred Stock will entitle the holder thereof to one vote for each share of Series F Preferred Stock held by such holder on each matter submitted to a vote at a meeting of the stockholders upon which holders of common stock are entitled to vote. The holders of Series F Preferred Stock will be entitled to receive notice of all meetings of the stockholders at which the holders of common stock are entitled to such notice.

Conversion Rights. The Series F Preferred Stock is not convertible into or exchangeable for any other property or securities of the corporation.

Redemption. Each share of Series F Preferred Stock will automatically be redeemed by UDR for no consideration without notice to its holder and without further action by UDR if the OP Unit or DownREIT Unit underlying such share of Series F Preferred Stock is no longer outstanding.

Listing. The Series F Preferred Stock is not listed on any exchange.

Anti-takeover Effects of Our Bylaws and Maryland Law

Our bylaws and Maryland law contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Bylaws. Our bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our bylaws provide that only persons who are nominated by our board of directors or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board of directors or by a stockholder in compliance with the procedures in our bylaws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders. Our board of directors then will consider whether the matter is one that is appropriate for consideration by our stockholders under the Maryland General Corporation Law and the SEC’s rules.

Certain Maryland Law Provisions. As a Maryland corporation, we are subject to certain restrictions concerning certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder.” Interested stockholders are persons: (i) who beneficially own 10% or more of the voting power of our outstanding voting stock, or (ii) who are affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of 10% or more of the voting power of our outstanding stock. Such business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of the outstanding voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s stockholders receive a minimum price for their shares and the consideration is received in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Also under Maryland law, “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or directors who are employees of the corporation. “Control shares” are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third,
●	one-third or more but less than a majority, or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock.

Under Title 3, Subtitle 8 of the Maryland General Corporation Law, a Maryland corporation that has a class of equity securities registered under the Securities Exchange Act of 1934 and that has at least three directors who are not officers or employees of the corporation, are not acquiring persons, are not directors, officers, affiliates or associates of any acquiring person, or are not nominated or designated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors to be subject to certain provisions of Subtitle 8 that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation’s stockholders. We have not made the election to be governed by these provisions of Subtitle 8 of the Maryland General Corporation Law. However, our charter and our bylaws permit our board of directors to determine the number of directors subject to a minimum number and other provisions contained in such documents.

DESCRIPTION OF PREFERRED STOCK

Under our charter we are authorized to issue up to 50,000,000 shares of preferred stock, without par value, in one or more series. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions. The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following:

●	the title of the series and the number of shares in the series;
●	the price at which the preferred stock will be offered;
●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;
●	the voting rights, if any, of the holders of shares of the preferred stock being offered;
●	the provisions for a sinking fund if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
●	the liquidation preference per share;
●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;
●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;
●	any listing of the preferred stock being offered on any securities exchange;
●	whether interests in the shares of the series will be represented by depositary shares;
●	a discussion of any material U.S. federal income tax consequences applicable to the preferred stock being offered;
●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;
●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;
●	information with respect to book-entry procedures, if any; and
●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement relating to such series of depositary shares.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date under the terms specified in the deposit agreement and the related prospectus supplement.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts will be entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to that series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Unless otherwise specified in the deposit agreement and the related prospectus supplement, depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor UDR will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of UDR and each depositary under any deposit agreement will be limited to performing their duties in good faith and without negligence (in the case of any action or inaction in voting preferred stock represented by depositary shares), gross negligence or willful misconduct, and UDR and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case under an indenture entered into between us and a trustee. The debt securities will be our direct obligations. We will describe the particular terms of each series of debt securities offered, including a description of the material terms of the applicable indenture, in a prospectus supplement. This description will contain all or some of the following, as applicable:

●	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

●	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;

●	the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;

●	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;

●	if convertible, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of our capital stock into which the debt securities are convertible;

●	the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;

●	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of 12 30-day months;

●	the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;

●	any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;

●	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

●	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

●	whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;

●	whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at the election of UDR or a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;
●	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or covenants of UDR with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

●	whether the debt securities will be issued in certificated or book-entry form;

●	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

●	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;

●	any restrictions or condition on the transferability of the debt securities;

●	the exchanges, if any, on which the debt securities may be listed;

●	the trustee, authenticating or paying agent, transfer agent or registrar; and

●	any other material terms of the debt securities and the applicable indenture.

The debt securities may be original issue discount securities, which are debt securities that may provide for less than their entire principal amount to be payable upon declaration of acceleration of their maturity. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, we will issue our senior debt securities under an indenture dated as of November 1, 1995, between us and the trustee under the indenture, which is U.S. Bank National Association (successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank of Virginia). We refer to this indenture as the “Senior Indenture.” Unless we specify otherwise in the applicable prospectus supplement, we will issue our subordinated debt securities under the indenture dated as of August 1, 1994, between us and the trustee under the indenture, which is U.S. Bank National Association (successor trustee to SunTrust Bank, formerly known as Crestar Bank). We refer to this indenture as the “Subordinated Indenture.” The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” As trustees, U.S. Bank serves two roles. First, the trustees can enforce your rights against us if we default on the debt securities. Second, the trustees assist in administering our obligations under the debt securities, such as payments of interest.

Below, we describe the Indentures and summarize some of their provisions. However, we have not described every aspect of the Indentures or the debt securities that we may issue under the Indentures. You should refer to the actual Indentures for a complete description of their provisions and the definitions of terms used in them. In this prospectus, we provide only the definitions for some of the more important terms in the Indentures. Wherever we refer to defined terms of the Indentures in this prospectus or in the prospectus supplement, we are incorporating by reference those defined terms. The Senior Indenture and Subordinated Indenture are exhibits to the registration statement of which this prospectus is a part.

General Terms. The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, except that the Senior Indenture contains limitations on the amount of indebtedness that we may incur, as described in more detail below.

The senior debt securities issued under the Senior Indenture will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities issued under the Subordinated Indenture will be our unsecured obligations and will be subordinated in right of payment to all senior debt.

Each Indenture allows for any one or more series of debt securities to have one or more trustees. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee. Unless this prospectus or the applicable prospectus supplement states differently, each trustee of a series of debt securities may take any action that we may take under the applicable Indenture.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision.

Denominations, Interest, Registration and Transfer. Unless the applicable prospectus supplement states differently, the debt securities of any series issued under an Indenture in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued under an Indenture in bearer form will be issuable in denominations of $5,000.

Unless otherwise provided in the applicable prospectus supplement, the trustees will pay the principal of and any premium and interest on the debt securities issued under an Indenture and will register the transfer of any debt securities at their offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.

Any interest on the debt securities not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days’ prior notice. In the alternative, this defaulted interest may be paid in any other lawful manner, all as more completely described in the applicable Indenture.

Subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Debt securities surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities issued under an Indenture.

Neither we nor the trustees under the Indentures will be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

●	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

●	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of the debt security not to be repaid.

Merger, Consolidation or Sale. The Indentures generally provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

●	either we will be the continuing entity, or the successor entity formed by or resulting from the consolidation or merger or that will have received the transfer of the assets is an entity organized and existing under the laws of the United States or any state and will expressly assume payment of the principal of, and any premium or make-whole amount, if any, and interest on all of the debt securities issued under the Indenture and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

●	immediately after giving effect to the transaction and treating any resulting indebtedness that becomes our or any subsidiary’s obligation as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

●	we receive an officers’ certificate and legal opinion as to compliance with these conditions.

Covenants Under the Senior Indenture. The Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of, without duplication:

●	our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC, or, if the filing is not permitted under the Exchange Act, with the trustee, prior to the incurrence of the additional Debt; and

●	the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.

In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any subsidiary’s property if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or any subsidiary’s property is greater than 40% of our Total Assets.

In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred will have been less than 1.5, on a pro forma basis after giving effect to the Debt and to the application of the proceeds from the Debt, and calculated on the assumption that:

●	the Debt and any other Debt incurred since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of the period;

●	our repayment or retirement of any other Debt since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period, except that, in making the computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of the Debt during the period;
●	in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and
●	in the case of our acquisition or disposition of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

The Subordinated Indenture does not limit the incurrence of Debt.

The following terms used in the covenants summarized above have the indicated meanings:

“Acquired Debt” means Debt of a person (i) existing at the time the person becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or the acquisition. Acquired Debt will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Service Charge” as of any date means the maximum amount that is payable in any period for interest on, and original issue discount of, our Debt and the amount of dividends that are payable in respect of any Disqualified Stock (as defined below).

“Capital Stock” means, with respect to any person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of the person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any capital stock.

“Consolidated Income Available for Debt Service” for any period means Funds From Operations (as defined below) plus amounts that have been deducted for interest on Debt.

“Debt” of UDR or any subsidiary means any indebtedness of UDR, or any subsidiary, whether or not contingent, in respect of, without duplication:

●	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

●	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by UDR or any subsidiary;

●	the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

●	the principal amount of all obligations of UDR or any subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

●	any lease of property by UDR or any subsidiary as lessee that is reflected on UDR’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under the first three bullet points above, that any of the items, other than letters of credit, would appear as a liability on UDR’s consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of UDR or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, debt of another person, other than UDR or any subsidiary.

Debt will be deemed to be incurred by us or any subsidiary whenever we or a subsidiary creates, assumes, guarantees or otherwise becomes liable for that Debt.

“Disqualified Stock” means, with respect to any person, any capital stock of the person that by the terms of the capital stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

●	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

●	is convertible into or exchangeable or exercisable for Debt or Disqualified Stock; or

●	is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of debt securities.

“Funds From Operations” for any period means income before gains or losses on investments and extraordinary items plus amounts that have been deducted, and minus amounts that have been added, for the following items, without duplication:

●	provision for preferred stock dividends;

●	provision for property depreciation and amortization; and

●	the effect of any adjustments for significant non-recurring items, including any noncash charge resulting from a change in accounting principles in determining income before gains or losses on investments and extraordinary items for the period, as reflected in our financial statements for the period determined on a consolidated basis in accordance with generally accepted accounting principles.

“Total Assets” as of any date means the sum of:

●	our Undepreciated Real Estate Assets; and

●	all of our other assets determined in accordance with generally accepted accounting principles, but excluding intangibles.

“Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of our real estate assets on the date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

Except as described above, the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT for U.S. federal income tax purposes. The Internal Revenue Code generally provides that concentration of more than 50% in value of direct or indirect ownership of our stock in five or fewer individual stockholders during the last six months of any year, or ownership of our stock by fewer than 100 persons on more than a limited number of days during any taxable year, will result in our disqualification as a REIT for such purposes. Provisions of our charter that are intended to prevent concentration of ownership may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of UDR that are described in this section, including any addition of a covenant or other provision providing event risk or similar protection.

Covenants Under Both Indentures. Each Indenture includes the following covenants:

Existence. Except as described above under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights, both under our charter and statutory, and franchises. However, we will not be required to preserve any right or franchise if our board of directors determines that its preservation is no longer desirable in the conduct of our business and the business of our subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities of any series.

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that our business may be properly and advantageously conducted at all times. However, we will not be prevented from selling or otherwise disposing of for value our properties in the ordinary course of business.

Insurance. We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with financially sound and reputable insurance companies.

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same becomes delinquent:

●	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any subsidiary’s income, profits or property; and

●	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our or any subsidiary’s property.

However, we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. Whether or not we are subject to Sections 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 and 15(d) if we were subject to those Sections. We will also in any event:

●	within 15 days of each required filing date, transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections;

●	within 15 days of each required filing date, file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

●	within 15 days of each required filing date, if our filing the documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.

Events of Default, Notice and Waiver. Each Indenture provides that the following events are “events of default” with respect to any issued series of debt securities:

●	default for 30 days in the payment of any installment of interest or additional amounts payable on any debt security of the series;

●	default in the payment of the principal of, or any premium or make-whole amount on any debt security of the series at its maturity;
●	default in making any sinking fund payment as required for any debt security of the series;

●	default in the performance of any other covenant of UDR contained in the Indenture, other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued under the Indenture other than the series, continued for 60 days after written notice as provided in the Indenture;

●	default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether the indebtedness now exists or will later be created, which default will have resulted in the indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without the acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture;
●	the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any subsidiary in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 and those judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 for a period of 30 consecutive days;
●	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of UDR or any significant subsidiary or for all or substantially all of either of their properties; and
●	any other event of default provided with respect to the series of debt securities.

The term “significant subsidiary” means each significant subsidiary, as defined in Regulation S-X promulgated under the Securities Act, of UDR.

If an event of default under either Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in their terms, of, and any make-whole amount on, all of the debt securities of that series to be due and payable immediately by written notice to us, and to the trustee if given by the holders. However, at any time after the declaration of acceleration with respect to debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may rescind and annul the declaration and its consequences if:

●	we will have deposited with the trustee all required payments of the principal of and any premium or make-whole amount and interest, and any additional amounts, on the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the trustee; and

●	all events of default, other than the nonpayment of accelerated principal, or specified portion thereof and any premium or make-whole amount, or interest, with respect to the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, have been cured or waived as provided in the Indenture.

Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may waive any past default with respect to the series and its consequences, except a default:

●	in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable on any debt security of the series; or
●	in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each affected outstanding debt security.

Each trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable Indenture. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if the trustee considers the withholding to be in the interest of the holders.

Each Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the trustee for 60 days to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, interest on and additional amounts payable with respect to, the debt securities at their respective due dates.

Modification of the Indentures. We and the applicable trustee may modify and amend either Indenture with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture affected by the modification or amendment. However, we must have the consent of the holders of all affected outstanding debt securities to:

●	change the stated maturity of the principal of, or any premium or make-whole amount, or any installment of principal of or interest or additional amounts payable on, any debt security;

●	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

●	change the place of payment, or the coin or currency, for payment of principal of, and any premium or make-whole amount, or interest on, or any additional amounts payable with respect to, a debt security;

●	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

●	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with any provisions of that Indenture or any defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

●	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

The holders of not less than a majority in principal amount of outstanding debt securities issued under either Indenture have the right to waive our compliance with some covenants in the Indenture.

Subordination. Upon any distribution to our creditors in a liquidation, dissolution, reorganization or similar proceeding, the payment of the principal of and interest on subordinated debt securities issued under the Subordinated Indenture will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior debt. Our obligation to make payment of the principal and interest on the subordinated debt securities will not otherwise be affected.

No payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior debt exists that permits the holders of the senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities.

Senior debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by UDR in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:

●	our indebtedness for money borrowed or represented by purchase-money obligations;
●	our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

●	our obligations as lessee under leases of property either made as part of any sale and lease-back transaction to which we are a party or otherwise;
●	indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

●	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and
●	any binding commitment of us to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than the following:

●	any indebtedness, obligation or liability referred to in the above bullet points as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that the indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities;

●	any indebtedness, obligation or liability that is subordinated to indebtedness of UDR to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

●the subordinated debt securities.

At December 31, 2019, our senior unsecured debt, net totaled approximately $3.6 billion.

Discharge, Defeasance and Covenant Defeasance. Under each Indenture, we may discharge certain obligations to holders of any series of debt securities issued under the Indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and any premium or make-whole amount, and interest and any additional amounts payable to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

Each Indenture provides that, if the provisions of its Article Fourteen are made applicable to the debt securities of or within any series pursuant the Indenture, we may elect:

●	“defeasance,” which is to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

●	“covenant defeasance,” which is to be released from our obligations with respect to the debt securities under provisions of each Indenture described under “Covenants Under the Senior Indenture” and “Covenants Under Both Indentures” above, or, if provided pursuant to Section 301 of each Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations will not constitute a default or an event or default with respect to the debt securities issued under the Indenture.

In either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or currency units or composite currency or currencies in which the debt securities are payable at stated maturity or Government Obligations, (as defined below), or both, applicable to the debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel, as specified in each Indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (“IRS”) or a change in applicable U.S. federal income tax laws occurring after the date of the Indenture.

“Government Obligations” means securities that are:

●	direct obligations of the United States of America or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

●	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government that issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or any other government, which, in either case, are not callable or redeemable at the option of the issuer, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

Unless otherwise provided in the prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series issued under an Indenture:

●	the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security; or

●	Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium or make-whole amount, and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or cessation of usage based on the applicable market exchange rate.

“Conversion Event” means the cessation of use of:

●	a currency, currency unit or composite currency, other than the ECU or other currency unit, both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
●	the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or
●	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on any debt security issued under an Indenture that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

If we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. This situation will not apply in the case of an event of default described in the fourth bullet point under “Events of Default, Notice and Waiver” of either Indenture, which sections would no longer be applicable to the debt securities or described in the last bullet point under “Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance. However, we would remain liable to make payment of the amounts due at the time of acceleration.

The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Book-Entry System. We may issue debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depository bank identified in the prospectus supplement relating to the series. We will register the global securities in the name of the depository bank or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depository bank or its nominee may not transfer the global certificate except to each other, another nominee or to their successors and except as described in the applicable prospectus supplement.

The prospectus supplement will describe the specific terms of the depository arrangement with respect to a series of debt securities that a global security will represent. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depository bank for the global security, the depository bank will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions, also referred to as “participants,” that have accounts with the depository bank or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution or placement of the debt securities or by us, if we offer and sell the debt securities directly. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.

Ownership of beneficial interests by participants in the global security will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by the depository bank or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through the participants will be effected only through book-keeping entries to, records maintained by the participants.

The laws of some jurisdictions require that some of the purchasers of securities take physical delivery of the securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in any global security.

So long as the depository bank for a global security or its nominee is the registered owner of the global security, the depository bank or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as described below or otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a global security:

●	will not be entitled to have debt securities of the series represented by the global security registered in their names;
●	will not receive or be entitled to receive physical delivery of debt securities of the series in definitive certificated form; and
●	will not be considered the holders thereof for any purposes under the applicable indenture.

Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository bank and, if the person is not a participant, on the procedures of the participant through which the person directly or indirectly owns its interest, to exercise any rights of a holder under the applicable indenture. The depository bank may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the indenture.

We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action that a holder is entitled to give or take under the indenture, the depository bank for the global security would authorize the participants holding the relevant beneficial interest to give notice or take action, and the participants would authorize beneficial owners owning through the participants to give notice or take action or would otherwise act upon the instructions of beneficial owners owning through them.

Principal and any premium and interest payments on debt securities represented by a global security registered in the name of a depository bank or its nominee will be made to the depository bank or its nominee, as the case may be, as the registered owner of the global security. None of us, the trustee or any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depository bank for any series of debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository bank. We also expect that payments by participants to owners of beneficial interests in the global security or securities held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

If the depository bank for any series of debt securities represented by a global security is at any time unwilling or unable to continue as depository bank and we do not appoint a successor depository bank within 90 days, we will issue the debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive certificated form in exchange for the global security representing the series of debt securities.

Debt securities of the series issued in definitive certificated form will, except as described in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form.

Trustees. U.S. Bank National Association (successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank of Virginia) is the trustee under the Senior Indenture and is the trustee (as successor trustee to SunTrust Bank, formerly known as Crestar Bank) under the Subordinated Indenture. U.S. Bank has a lending relationships with us.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

If specified in the applicable prospectus supplement, certain of our subsidiaries, including the Operating Partnership, will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, amount and terms of the securities for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax consequences applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock, depositary shares or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock, depositary shares or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see the section of this prospectus entitled “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for each share of common stock, preferred stock, depositary shares, debt securities or other securities upon the exercise of the subscription rights;
●	the number of subscription rights issued to each security holder;
●	the number and terms of each share of common stock, preferred stock, depositary shares, debt securities or other securities which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see the section of this prospectus entitled “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock, depositary shares or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

●	whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, depositary shares or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;
●	whether the purchase contracts are to be prepaid or not;
●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of common stock, preferred stock or depositary shares;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
●	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see the section of this prospectus entitled “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of an investment in common stock of UDR, Inc. For purposes of this section under the heading “Material U.S. Federal Income Tax Consequences,” references to “UDR,” “we,” “our” and “us” mean only UDR, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate UDR and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	financial institutions;
●	insurance companies;
●	broker-dealers;
●	regulated investment companies;
●	partnerships and trusts;
●	persons who, as nominees, hold our stock on behalf of other persons;
●	persons who receive UDR stock through the exercise of employee stock options or otherwise as compensation;
●	persons holding UDR stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

●	tax-exempt organizations; and
●	non-U.S. stockholders (as defined below).

This summary assumes that investors will hold their common stock as a “capital asset”, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of UDR

We elected to be taxed as a REIT under the U.S. federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT.

The law firm of Morrison & Foerster LLP has acted as our tax counsel in connection with the Registration Statement of which this prospectus is a part. In connection with the filing of our prospectus, we received an opinion of Kutak Rock LLP to the effect that, commencing with UDR’s taxable year ended on December 31, 2012, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2019 and in the future. It must be emphasized that the opinion of Kutak Rock LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Kutak Rock LLP or by us that we will qualify as a REIT for any particular year. We asked Kutak Rock LLP to assume for purposes of its opinion that any prior legal opinions we received to the effect that we were taxable as a REIT are correct and the conclusions reached in the opinion of Kutak Rock LLP are expressly conditioned on the accuracy of such assumption. The opinion is expressed as of the date issued. Kutak Rock LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Morrison & Foerster LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most U.S. stockholders (as defined below) that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same rate applicable to long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs generally are not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. However, for taxable years prior to 2026, generally individual stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. See “Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions.”

Net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

●	We will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

●	If we have net income from “prohibited transactions”, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.
●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).
●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.
●	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.
●	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.
●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”
●	A 100% tax may be imposed on transactions between us and a “taxable REIT subsidiary” (“TRS”) (as described below) that do not reflect arms-length terms.

●	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we elect to recognize such gain immediately or subsequently recognize gain on a taxable disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.
●	The earnings of our subsidiaries, including any TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

●	We may elect to retain and pay income tax on our net capital gain.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1) that is managed by one or more trustees or directors;

2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5) the beneficial ownership of which is held by 100 or more persons;

6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, generally we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby will satisfy this requirement.

The Code provides relief from violations of certain of the REIT requirements, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including, in certain cases, the payment of a penalty tax that is based upon the magnitude of the violation. See “—Income Tests” and “—Asset Tests” below. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, also generally are disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which UDR holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation also will be treated as a TRS.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated as prohibited transactions. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” certain hedging transactions, and certain foreign currency gains, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets (other than gain from the sale of a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

●	The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

●	We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant;

●	Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

●	We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no income to provide customary services, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to its provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend, and as the general partner of certain subsidiary partnerships do not intend to permit our subsidiary partnerships, to take actions we believe will cause us to fail to satisfy the rental conditions described above. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a TRS, and certain other conditions are met. We believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

We and our subsidiaries may enter into hedging transactions with respect to our liabilities from time to time. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into will not constitute gross income for purposes of the 75% or 95% gross income test. A “hedging transaction” means (1) a transaction entered into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) a transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, and (3) a new transaction entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is a qualifying asset under the 75% asset test and whether the interest income is qualifying income for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions generally will be available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, certain personal property leased in connection with real property and debt instruments issued by “publicly offered REITs.” Assets that do not qualify for purposes of this test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of an entity taxable as a partnership in which we own an interest will be based on our proportionate interest in any securities issued by such entity, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of “publicly offered REITs” in the meaning of real estate assets described above.

Notwithstanding the general rules above, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt”. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will not lose our status as a REIT for failure to satisfy the asset tests at the end of a quarter solely by reason of changes in asset values from a prior quarter. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company), we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. In addition, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(A) the sum of

(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(B) certain “excess” non-cash income.

Our deduction for net business interest expense may be limited to 30% of our taxable income, as adjusted for certain items of income, gain, deduction or loss. However, we may be eligible to elect out of such limitation and, if we do, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced. In either case, our REIT taxable income for a taxable year may be increased.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITS, and to provide us with a REIT-level tax deduction, the distributions either must not constitute “preferential dividends” or we must qualify as a “publicly offered REIT”. We believe that we are, and expect we will continue to be, a “publicly offered REIT.”

To the extent we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, generally will not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each shareholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a “prohibited transaction” is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. Generally, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property.

We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We could not deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. stockholders that are individuals, trusts and estates generally would be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees could be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and potentially are subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our REIT taxable income our allocated share of these partnership items. Moreover, for purposes of the REIT income and asset tests, we will include in our calculations our proportionate share of any income received or assets held by subsidiary partnerships. For purposes of these tests (and not, for the avoidance of doubt, the determination of our REIT taxable income), our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “Taxation of UDR—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the income tests as discussed in “—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to the relief provisions described above. See “—Asset Tests,” “—Income Tests” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for income tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Among other potential consequences of these rules, it is possible a partnership in which we directly or indirectly invest will be required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of such partnership, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Taxation of Stockholders

For purposes of the following discussion, the term “U.S. stockholder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

●	an individual citizen or resident of the United States for U.S. federal income tax purposes;
●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more “United states persons” have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a “United States person”.

A “non-U.S. stockholder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not a U.S. stockholder or entity or arrangement taxable as a “partnership” for such purposes.

If an entity or arrangement taxable as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of an owner of the entity or arrangement generally will depend on the status of the owner and the activities of the entity or arrangement. Entities or arrangements taxable as partnerships and their owners should consult their tax advisors regarding the consequences of the ownership and disposition of our common stock.

Taxation of Taxable U.S. Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends generally will be taken into account by stockholders as ordinary income and will not be eligible for the dividends-received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by U.S. stockholders that are individuals, trusts and estates from taxable C corporations. However, for taxable years prior to 2026, generally individual stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. In addition, such stockholders are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

●	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

●	dividends received by the REIT from TRSs or other taxable C corporations; or
●	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends generally will be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of UDR—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains generally are taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

Distributions in excess of our current and accumulated earnings and profits generally will represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of UDR—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which generally are subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of UDR Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly.

Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Additional Medicare Tax on Unearned Income. Certain taxable U.S. stockholders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individuals, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. Investors are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Stockholders

Ordinary Dividends. The portion of dividends received by a non-U.S. stockholder that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a “United States real property interest” (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. A non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits, which withholding may be refundable to the extent it exceeds such stockholder’s substantive tax liability.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) the non- U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Stockholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities market.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

Dispositions of UDR Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if less than 50% of its value is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe that we are, and we will be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of our outstanding common stock during the one-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to “regularly traded” stock described above), a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

The U.S. federal taxation of non-U.S. stockholders is a highly complex matter that may be affected by many other considerations. Accordingly, non-U.S. stockholders should consult their tax advisors regarding the income and withholding tax considerations with respect to owning UDR stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning UDR stock.

Other Tax Considerations

Dividend Reinvestment Program

Stockholders participating in our common stock dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. Participants in the dividend reinvestment program are subject to U.S. federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our common stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 24%) with respect to distributions unless the stockholder:

●	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI (or any applicable successor form), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a ‘‘U.S. person’’ that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our common stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S.-source periodic payments and to payments of gross proceeds from a sale or redemption. Under recently proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. If we (or an applicable withholding agent) determine withholding under the Foreign Account Tax Compliance Act is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing the Foreign Account Tax Compliance Act may be subject to different rules. Holders are urged to consult their own tax advisors regarding the possible implications of this legislation on their purchase, ownership and disposition of our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more purchasers;
●	through agents;
●	to or through underwriters, brokers or dealers;
●	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

●	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
●	sell securities short and redeliver such shares to close out our short positions;
●	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

●	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

●	any delayed delivery arrangements;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on an automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Morrison & Foerster LLP, Washington, D.C. will provide opinions regarding the authorization and validity of the securities and certain U.S. federal income tax matters, and certain U.S. federal income tax matters will be passed upon for us by Kutak Rock LLP, Little Rock, Arkansas. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of UDR, Inc. and United Dominion Realty, L.P. appearing in UDR, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019 including schedules appearing therein, and the effectiveness of UDR, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy, and rental expense growth. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. In addition to any factors that may be described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, such factors include, among other things, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ substantially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus or the applicable document incorporated by reference herein, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under U.S. securities laws.

WHERE YOU CAN FIND MORE INFORMATION

UDR, Inc. and United Dominion Realty, L.P. file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act, all of which are available at the SEC’s website at http://www.sec.gov. You also may access our SEC filings free of charge on our website at www.udr.com

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. UDR, Inc. and United Dominion Realty, L.P. incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

●    Annual Report of UDR, Inc. on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020;

●    Annual Report of United Dominion Realty, L.P. on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020;

●    Current Reports of UDR, Inc. on Form 8-K, filed with the SEC on January 3, 2020, February 12, 2020 and February 28, 2020;

●    Definitive Proxy Statement of UDR, Inc. dated March 27, 2019, and definitive Additional Materials filed with the SEC on March 27, 2019, both filed in connection with UDR, Inc.’s Annual Meeting of Stockholders held on May 16, 2019; and

●	Description of the capital stock of UDR, Inc. contained in the Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005, including any amendments or reports filed with the SEC for the purpose of updating such description.

UDR, Inc. and United Dominion Realty, L.P. also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of the documents referred to above by written or oral request to:

UDR, Inc.

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

Attention: Investor Relations

Telephone: (720) 283-6120

We maintain a web site at www.udr.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus or any other document we file with or furnish to the SEC.

7,000,000 Shares

UDR, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan
Wells Fargo Securities

March 30, 2021